Exhibit 99.(17)(a)

PO Box 43131 Providence, RI 02940-3131	YOUR VOTE IS IMPORTANT
SCAN The QR code or visit www.proxy-direct.com to vote your shares
CALL 1-800-337-3503 Follow the recorded instructions available 24 hours
MAIL Vote, Sign and Mail in the enclosed Business Reply Envelope

Please detach at perforation before mailing.

AMERICAN BEACON FUNDS AMERICAN BEACON NINETY ONE INTERNATIONAL FRANCHISE FUND PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 12, 2025

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES OF THE TRUST. The undersigned Shareholder(s) American Beacon Ninety One International Franchise Fund (the “Target Fund”), a series of American Beacon Funds (the “Target Trust”), hereby appoint(s) Terri McKinney and Rosemary Behan, and each of them separately (with full power of substitution to each), the proxies of the undersigned, to attend the Special Meeting of Shareholders of the Fund, to be held on December 12, 2025 at 2:00 p.m., Central Time, at the offices of the Target Trust, located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039, and at any postponements or adjournments thereof (“Special Meeting”), to vote all of the shares of the Fund that the undersigned would be entitled to vote if personally present at the Special Meeting and on any other matters properly brought before the Special Meeting, and otherwise to represent the undersigned with all powers possessed by the undersigned as if personally present at such Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders.

Should you have any questions about the proxy material or wish to vote your shares, please call toll-free at 1-844-568-1623. Representatives are available Monday thru Friday from 9:00 a.m. to 11:00 p.m. and Saturday 12:00 p.m. to 6:00 p.m. Eastern Time.

This proxy card, when properly executed, will be voted as instructed. If no specification is made, the proxy card will be voted “FOR” the Proposal. The proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Special Meeting. Receipt of the Notice of Special Meeting of Shareholders and the related Combined Proxy Statement/Prospectus is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

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EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY!

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on December 12, 2025.

The Notice of Special Meeting and the Combined Proxy Statement/Prospectus

for this Special Meeting are available at:

https://www.proxy-direct.com/amb-34749

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES OF THE TARGET TRUST.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposal	The Board of Trustees of the Target Trust (“Board”) unanimously recommends that you vote in favor of the Proposal:

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization and Termination between American Beacon Funds, on behalf of American Beacon Ninety One International Franchise Fund, and American Beacon Select Funds, on behalf of American Beacon Ninety One International Franchise ETF, and the transactions contemplated thereby, including (a) the transfer of all assets of American Beacon Ninety One International Franchise Fund to, and the assumption of all its liabilities by, American Beacon Ninety One International Franchise ETF in exchange solely for shares of American Beacon Ninety One International Franchise ETF having an aggregate net asset value equal to the value of the American Beacon Ninety One International Franchise Fund’s net assets, (b) the distribution of those American Beacon Ninety One International Franchise ETF shares pro rata to shareholders of American Beacon Ninety One International Franchise Fund (plus cash in lieu of any fractional American Beacon Ninety One International Franchise ETF shares), and (c) the termination of American Beacon Ninety One International Franchise Fund (the “Conversion”).	☐	☐	☐

2.	To transact any other business as may properly come before the Special Meeting.

B	Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below
Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder is requested to sign, but only one signature is required absent a written notice to the contrary. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
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